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                         METLIFE INSURANCE COMPANY USA

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                              MERGER ENDORSEMENT

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This Endorsement is made part of and should be kept with your policy, contract or certificate.

Effective November 14, 2014, METLIFE INVESTORS INSURANCE COMPANY was merged into METLIFE INSURANCE COMPANY USA.

The following changes are made to your policy, contract or certificate:

    o All references to "MetLife Investors Insurance Company" are changed to "MetLife Insurance Company USA".

    o  Any references to "Missouri" are replaced by "Delaware."

    o  The New Home Office address is as set forth below.

All other terms, conditions or benefits will remain unchanged.

MetLife Insurance Company USA is responsible for all benefits payable under your policy, contract or certificate. Your rights are not affected.

METLIFE INSURANCE COMPANY USA
Home Office:
1209 Orange Street
Wilmington, DE 19801

                         METLIFE INSURANCE COMPANY USA

                             /s/ Jacob Jenkelowitz

                                   Secretary

6-E119-14